EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
May 22, 2026

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES QUARTERLY DIVIDEND

RICHMOND, IN – May 22, 2026 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) announced today that its Board of Directors has declared a cash dividend on Richmond Mutual Bancorporation common stock of $0.15 per share. The cash dividend will be payable on June 17, 2026, to stockholders of record as of the close of business on June 3, 2026.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City, and Shelbyville, Indiana, and its six locations in Sidney, Piqua, Troy, and Columbus, Ohio.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President, and Chief Executive Officer
Bradley M. Glover, Senior Vice President and Chief Financial Officer
(765) 962-2581